Alternative Securities

Market, LLC

Operating Agreement

A.      THIS OPERATING AGREEMENT of Alternative Securities Market, LLC (the “Company”) is entered into as of the date set forth on the signature page hereto by each of the persons named in Exhibit A hereto (referred to individually as a Member and collectively as the Members).

B.      The Senior Managing Member has formed a Limited Liability Company under the Beverly-Killea Limited Liability Act (“California Limited Liability Company”). The Articles of Organization of the Company filed with the California Secretary of State are hereby adopted and approved by the Senior Managing Member.

C.      The Senior Managing Member entered into this agreement to provide for the governance of the Company and the conduct of its business, and to specify their relative rights and obligations.

NOW THEREFORE, the Senior Managing Member agrees as follows:

ARTICLE I: DEFINITIONS

                Capitalized items used in this agreement have the meanings specified in this Article or elsewhere in this agreement and when not so defined shall have the meanings set forth in the California Limited Liability Company Act.

“Capital Contribution” means the amount of cash, property or services contributed to the Company.

“Company” means Alternative Securities Market, LLC, a California Limited Liability Company.

“Member” means a Person who acquires Membership Interests, as permitted under this agreement, and who becomes a, or remains a Member.

“Membership Interests” means either a Percentage Interest or Units, based on how ownership in the Company is expressed in Exhibit A.

“Percentage Interest” means a percent ownership in the Company entitling the Holder to an economic and voting interest in the Company.

“Person” means an individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

“Unit” means a unit of ownership in the Company entitling the Member holding such Unit to an economic interest and a voting interest in the Company.

ARTICLE 2: CAPITAL AND CAPITAL CONTRIBUTIONS

                2.1  Initial Capital Contributions and Membership Interests. The Capital Contributions of the initial Member (Alternative Securities Markets Group Corporation), as well as the Membership Interest of the initial Member, is listed in Exhibit A, which is made part of this Agreement. Membership Interests in the Company may be expressed either in Units or directly in Percentage Interests.

                2.2  Subsequent Contribution. No Member shall be obligated to make additional capital contributions unless unanimously agreed to by all Members.

                2.3   Capital Accounts. Individual Capital Accounts may be maintained for each Member consisting of that Member’s Capital Contribution, (1) increased by that Member’s share of profits, (2) decreased by that Member’s share of losses and Company expenses, (3) decreased by that Member’s distributions and (4) adjusted as required in accordance with applicable Tax Laws.

                2.4  Interest. No interest shall be paid on Capital Contributions or on the balance of a Member’s Capital Account.

                2.5  Limited Liability. A Member shall not be bound by, or be personally liable for, the expenses, liabilities, or obligations of the Company except as otherwise provided in this Agreement or as required by Law.

ARTICLE 3: ALLOCATIONS AND DISTRIBUTIONS

                3.1   Allocations. The profits and losses of the Company and all items of Company income, gain, loss, deduction, or credit shall be allocated, for Company book purposes and for tax purposes, pro rata in proportion to relative Membership Interests held by each Member.

                3.2   Distributions. The Company shall have the right to make distributions of cash and property to the Members pro rata based on the relative Membership Interests. The timing and amount of distributions shall be determined by the Senior Managing Member in accordance with California Law.

ARTICLE 4: MANAGEMENT

                4.1   Management. The business of the Company shall be managed by the Senior Managing Member. The initial Member has nominated and elected the person set forth in Exhibit B to serve as the Senior Managing Member of the Company. The Senior Managing Member shall serve at the pleasure of the Members and may be elected or removed by the Members holding a majority of the Membership Interests. Exhibit B shall be amended from time to time to reflect any changes in the Senior Managing Member or Managers. In the event of a dispute between Managers, final determination shall be made by a vote of the majority of the Managers. Any Managers may bind the Company in all matters in the ordinary course of business.

                4.2   Meetings of Managers. Regular meetings of the Managers are not required, but may be held at such time and place as the Managers deem necessary or desirable for the reasonable management of the Company. Meetings may take place in person, by conference telephone or by any other means permitted under California Law. In addition, actions may be taken without a meeting if all of the Managers sign a written consent reflecting the action taken.

                4.3   Banking. The Senior Managing Member is authorized to set up one or more bank accounts and is authorized to execute any banking resolutions provided by the institution where the accounts are being set up. All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the same name of the Company.

                4.4   Officers. The Senior Managing Member is authorized to appoint one or more Officers from time to time. The Officers hold Office until their successors are chosen and qualified. Subject to any employment agreement entered into between the Officer and the Company, an Officer shall serve at the pleasure of the Senior Managing Member. The current Officers of the Company are listed on Exhibit C.

ARTICLE 5: ACCOUNTS AND ACCOUNTING

                5.1   Accounts. Complete books of account of the Company’s business, in which each Company transaction shall be fully and accurately entered, shall be kept at the Company’s principal executive office and shall be open to inspection and copying on reasonable notice by any Member, Managers or their authorized representatives during normal business hours for purposes reasonably related to the interest of such person as a Member or Manager. The costs of such inspection and copying shall be borne by the Member or Manager.

                5.2   Records. At all times during the term of existence of the Company, and beyond that term if the Senior Managing Member deems it necessary, the Managers shall keep or cause to be kept the following:

a)       A current list of the full name and last know business or residence address of each Member and Manager, together with the Capital Contribution, the amount and terms of any agreed upon future Capital Contribution, and Membership Interest of each Member;

b)       A copy of the Articles of Organization and any amendments;

c)       Copies of the Company’s Federal, State, and Local Income Tax or Information Returns and Reports, if any, for the six months recent taxable years; and

d)       An original executed copy or counterparts of this Agreement and any Amendments.

5.3   Income Tax Returns. Within 45 days after the end of each taxable year, the Company shall use its best efforts to send each of the Members all information necessary for the Members to complete their Federal and State Income Tax or Information Returns and a copy of the Company’s Federal, State, and Local Income Tax or Information Returns for such year.

                5.4   Tax Matters Member. Mr. Steven Joseph Muehler, the Company’s current Senior Managing Member, shall act as Tax Matters Member of the Company to represent (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax Authorities and to expend Company Funds for professional services and costs associated therewith.

ARTICLE 6: MEMBERSHIP – MEETINGS, VOTING

                6.1   Members and Voting Rights. Members shall have the right and power to vote on all matters with respect to which this Agreement or California Law requires or permits such Member action. Voting shall be based on Membership Interests. Unless otherwise stated in this Agreement or under California Law, the vote to the Members holding a majority of the Membership Interests shall be required to approve or carry any action.

                6.2   Meetings. Regular or annual meetings of the Members are not required but may be held at such time and place as the Members deem necessary or desirable for the reasonable management of the Company.

                Meetings may be called by any Member or Members holding 10% or more of the Membership Interests, for the purpose of addressing any matters on which the Members may vote. A written notice shall be given not less than TEN (10) days, no more than SIXTY (60) days, before the date of the meeting to each Member entitled to vote at the meeting. In any instance in which the approval of the Members is required under this Agreement, such approval may be obtained in any manner permitted by California Law, including by conference telephone or similar communications equipment. In addition, notice to any meeting may be waived, and any action which could be taken at a meeting can be approved if a consent is in writing, stating the action to be taken is signed by the Holders of the minimum Membership Interest needed to approve the action.

ARTICLE 7: WITHDRAWAL AND TRANSFERS OF MEMBERSHIP INTERESTS

                7.1   Withdrawal. A Member may withdraw from the Company prior to the dissolution and winding up of the Company with the unanimous consent of the other Members, or if such Member transfers or assigns all of his or her Membership Interests pursuant to Section 7.2 below. A Member which withdraws pursuant to this Section 7.1 shall be entitled to a distribution in an amount equal to such Member’s Capital Account.

                7.2   Restrictions on Transfer. A Member may transfer Membership Interests to any other Person without the consent of any other Member. A person may acquire Membership Interests directly from the Company upon the written consent of all Members. A person, or any entity, who acquires Membership Interests in accordance with this section shall be admitted as a Member of the Company after the person, or entity, has agreed to be bound by the terms of this Operating Agreement by executing a consent in the form of Exhibit D.

ARTICLE 8: DISSOLUTION AND WINDING UP

                8.1   Dissolution. The Company shall be dissolved upon the first to occur of the following events.

a)       The vote of the Members holding a majority of the outstanding Membership Interests to dissolve the Company.

b)       Entry of a decree of judicial dissolution under section 17351 of the California Corporations Code.

c)       At any time there are no Members, provide that the Company is not dissolved and is not required to be wound up if, within NINETY (90) days after the occurrence of the event that terminated the continued membership of the last remaining Member, the legal representative of the last remaining Member agrees in writing to continue the Company and to the admission of the legal representative of such Member or its assignee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member.

8.2   No Automatic Dissolution upon Certain Events. Neither the death, incapacity, disassociation, bankruptcy or withdrawal of a Member shall automatically cause a dissolution of the Company.

ARTICLE 9: INDEMNIFICATION

                9.1   Indemnification. The Company shall have the power to indemnify any Person who was or is a party, or who is threatened to be made a party, to any proceeding by reason of the fact that such Person was or is a Member, Manager, Officer, Employee, or other Agent of the Company, or was or is serving at the request of the Company as a Director, Manager, Officer, Employee, or other Agent of another Limited Liability Company, Corporation, Partnership, Joint Venture, Trust, or other Enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such Person in connection with such proceeding, if such Person acted in good faith and in a manner that such Person reasonably  believed to be in the best interests of the Company, and, in the case of a criminal proceeding, such Person had no reasonable cause to believe that the Person’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner that such Person reasonably believed to be in the best interests of the Company, or that the Person had reasonable cause to believe that the Person’s conduct was unlawful.

                To the extent that an agent of the Company has been successful on the merits in defense of any proceeding, or in defense of any claim, issue, or matter in any such proceeding, the Agent shall be indemnified against expenses actually and reasonably incurred in connection with the proceeding. In all other cases, indemnification shall be provided by the Company only if authorized in the specific case unanimously by all of the Members.

                “Proceeding,” as used in this section, means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

                9.2   Expenses. Expenses of each person indemnified under this Agreement actually and reasonably incurred in connection with the defense or settlement of a proceeding may be paid by the Company in advance of the final disposition of such proceeding, as authorized by the Members or Managers, as the case may be, who are not seeking indemnification upon receipt of any undertaking by such Person to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company.

                “Expenses,” as used in this section, includes, without limitation, attorney fees and expenses of establishing a right to indemnification, if any, under this section.

ARTICLE 10: GENERAL PROVISIONS

10.1   Entire Agreement; Amendment. This Agreement constitutes the whole and entire Agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all of the Members. This Agreement replaces and supersedes all prior written and oral agreements by and among the Members.

10.2   Governing Law, Severability. This Agreement shall be constructed and enforced in accordance with the Internal Laws of the State of California. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be constructed as though more narrowly drawn, if a narrower construction would avoid invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

                10.3   Benefit. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, and permitted successors and assigns.

                10.4   Number and Gender. Whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular, and the neutral gender shall include the male and the female as well as a trust, firm, company, or corporation, all as the context and meaning of this Agreement may require.

                10.5   No Third Party Beneficiary. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Operating Agreement as of the date below

Dated: JULY 29th, 2015

                                                                                                                Mr. Steven Joseph Muehler

                                                                                                                Compliance Officer

                                                                                                                ________________________________________

                                                                                                                Mr. Steven Joseph Muehler

                                                                                                                Alternative Securities Market, LLC

                                                                                                                Chief Financial Officer & Compliance Officer

EXHIBIT A:

MEMBERS

The Following persons, or entities, are the initial Members of the Company, and their initial capital contributions and ownership is set forth below.

Name:                                                                                                    Capital Contribution ($)                   Units_______

Mr. Koorosh Rahimi, Senior Managing Member                          $125                                                       125 (12.5%)

Mr. David Dobkin, Managing Member                                           $125                                                       125 (12.5%)

Alternative Securities Markets Group Corporation                       $750                                                       750 (75.0%)

EXHIBIT B:

MANAGERS

The Following persons is elected as the Senior Managing Member of the Company

•         Mr. Koorosh Rahimi, Senior Managing Member

The Following person(s) are elected as Managing Member(s) of the Company

•         Mr. David Dobkin, Managing Member

•         Mr. Wes Johnson, Managing Member

•         Mr. Rich Moniak, Managing Member

•         Mr. Steven J. Muehler, Managing Member

EXHIBIT C:

OFFICERS

The Following person(s) are elected as Officers of the Company

•         Mr. Koorosh Rahimi, President

•         Mr. David Dobkin, Senior Vice President & Treasurer

•         Mr. Wes Johnson, Vice President & Secretary

•         Mr. Rich Moniak, Vice President of Operations

•         Mr. Steven J. Muehler, Vice President of Finance and Compliance

EXHIBIT D:

NEW MEMBER’S CONSENT

The undersigned agrees to be bound as a Member by the terms of the Operating Agreement of Alternative Securities Market, LLC, as if the undersigned was a signatory thereof.

                                                                                                                _________________________________________

                                                                                                                Mr. Koorosh Rahimi

                                                                                                                NAME: __________________________________

                                                                                                                DATE: ____________________________________

NEW MEMBER’S CONSENT

The undersigned agrees to be bound as a Member by the terms of the Operating Agreement of Alternative Securities Market, LLC, as if the undersigned was a signatory thereof.

                                                                                                                _________________________________________

                                                                                                                Mr. David Dobkin

                                                                                                                NAME: __________________________________

                                                                                                                DATE: ____________________________________

NEW MEMBER’S CONSENT

The undersigned agrees to be bound as a Member by the terms of the Operating Agreement of Alternative Securities Market, LLC, as if the undersigned was a signatory thereof.

                                                                                                                _________________________________________

                                                                                                                Mr. Wes Johnson

                                                                                                                NAME: __________________________________

                                                                                                                DATE: ____________________________________

NEW MEMBER’S CONSENT

The undersigned agrees to be bound as a Member by the terms of the Operating Agreement of Alternative Securities Market, LLC, as if the undersigned was a signatory thereof.

                                                                                                                _________________________________________

                                                                                                                Mr. Rich Moniak

                                                                                                                NAME: __________________________________

                                                                                                                DATE: ____________________________________

NEW MEMBER’S CONSENT

The undersigned agrees to be bound as a Member by the terms of the Operating Agreement of Alternative Securities Market, LLC, as if the undersigned was a signatory thereof.

                                                                                                                _________________________________________

                                                                                                                Mr. Steven J. Muehler

                                                                                                                NAME: __________________________________

                                                                                                                DATE: ____________________________________